UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 4, 2015, we held our 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 24,940,195 shares of common stock outstanding as of the record date of April 10, 2015, a quorum of 16,222,278 shares, or approximately 65% of the eligible shares, was present in person or represented by proxy.

(b) The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors:

To elect Eugene M. Bullis and Nicholas Giannuzzi to our Board of Directors to serve until the 2018 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified, subject, however, to such directors’ earlier death, resignation, retirement, disqualification or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Eugene M. Bullis	13,584,942	2,200	2,635,136
Nicholas Giannuzzi	13,564,942	22,200	2,635,136

Proposal No. 2: Ratify Selection of Independent Registered Public Accounting Firm:

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstained
16,222,278	0	0

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers:

To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
13,584,942	2,000	200	2,635,136

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer